Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-217860) of our report dated July 26, 2019 with respect to our audit of the consolidated financial statements of U.S. Gold Corp. as of April 30, 2019 and for the year then ended, which report is included in the Annual Report on Form 10-K of U.S. Gold Corp. for the year ended April 30, 2019.

/s/ KBL LLP

KBL LLP

New York, NY

July 26, 2019